UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

HireRight Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40982	83-1092072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Centerview Drive, Suite 300	Nashville	Tennessee	37214
(Address of Principal Executive Offices)			(Zip Code)
(615) 320-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In connection with its initial public offering, HireRight Holdings Corporation (the “Company”) entered into a Stockholders Agreement dated October 28, 2021 (the “Stockholders Agreement”) with the GA Stockholder (comprising investment funds managed by General Atlantic) and the Trident Stockholder (comprising investment funds managed by Stone Point Capital), each as defined therein1. Pursuant to the Stockholders Agreement, the GA Stockholder is entitled to nominate to the Company’s board of directors (the “Board”) a number of designees (each a “GA Stockholder Nominee”) equal to at least a majority of the members of the Board, so long as the GA Stockholder beneficially owns more than 40% of the Company’s outstanding common stock. The GA Stockholder currently beneficially owns in excess of 41% of the outstanding common stock but has had only two GA Stockholder Nominees serving on the Board since the Company’s initial public offering. The GA Stockholder has exercised its right to nominate a third designee, Lawrence M. Kutscher, to the Board. Accordingly, as required by the Stockholders Agreement, the Board has appointed Mr. Kutscher to the Board as a Class II director effective as of February 13, 2023. The Board has also appointed Mr. Kutscher as a member of its nominating and governance committee.

Mr. Kutscher, age 58, is currently the Chief Executive Officer of A Place For Mom, Inc., a position he has held since April 2019. A Place For Mom is the leading technology-driven senior living referral platform and advisory service. Before his tenure at A Place For Mom, Mr. Kutscher was the Chief Executive Officer of TravelClick, a cloud-based software solution for the hospitality industry. Mr. Kutscher also served as Chief Executive Officer of Register.com, General Manager of the Small Business Group at Dun & Bradstreet, and Managing Director with Goldman Sachs Wealth Management, after beginning his career with several leadership positions at American Express. Mr. Kutscher currently serves on the board of directors of A Place for Mom, and is also an independent director and member of the audit committee of Wish, one of the world’s largest mobile e-commerce platforms. He previously served on the boards of Thayer Ventures Acquisition Corporation (now Inspirato Incorporated) and ReachLocal. Mr. Kutscher earned a bachelor’s degree in political science from Brown University and an MBA from Columbia Business School. Mr. Kutcher was chosen to serve on the Board because of his substantial executive leadership experience driving transformational growth for data and technology companies.

Mr. Kutscher is not an officer, employee, or partner of General Atlantic. In connection with his appointment to the Board, the Board has determined that Mr. Kutscher is independent under the relevant standards of the New York Stock Exchange and the Securities and Exchange Commission.

As a non-employee director of the Company, Mr. Kutscher will participate in the same compensation program as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on April 20, 2022. The Company also entered into its standard indemnification agreement for directors and officers with Mr. Kutscher. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Kutscher or any member of his immediate family had or will have any interest, that is required to be reported under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

1 The Stockholders Agreement is filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 6, 2021.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HireRight Holdings Corporation

Date: February 13, 2023	/s/	Thomas M. Spaeth
	Name:	Thomas M. Spaeth
	Title:	Chief Financial Officer